Clarivate Completes Restatement of Prior Financial Statements; Comments on 2022 Financial Outlook
— Files Amendments to Form 10-K for 2020 and Form 10-Q’s for 2021 —
— Updates 2022 Financial Outlook —
London, Feb. 3, 2022—Clarivate plc (NYSE: CLVT), a global leader in providing trusted information and insights to accelerate the pace of innovation, today announced that it filed amendments to its Form 10-K for the year ended December 31, 2020, and Form 10-Q’s for the quarters ended March 31, June 30, and September 30, 2021.
As previously disclosed, the Company identified an error relating to the treatment under U.S. generally accepted accounting principles (“GAAP”) of an equity plan and the associated employee benefit trust included in the CPA Global business combination consummated on October 1, 2020. In the affected financial statements, certain awards made by CPA Global under the equity plan were incorrectly included as part of acquisition accounting for the transaction. The Company concluded that expenses associated with the equity plan should have been recognized as share-based compensation charges over the vesting period from October 1, 2020 to October 1, 2021, with only a portion of the liability recorded as part of acquisition accounting. The amendments filed today include restated financial statements for the year ended December 31, 2020 and the quarters ended March 31, June 30, and September 30, 2021. The restated financial information does not impact previously reported GAAP revenues, the non-GAAP metrics Adjusted EBITDA or Adjusted Free Cash Flow or long-term debt. The restated financial information affects GAAP income (loss) from operations, benefit (provision) for income taxes, net income (loss), earnings (loss) per share, current and non-current assets, current and non-current liabilities, and shareholders’ equity.
“We are committed to improving our processes and procedures as we move forward following the completion of the amendments to our SEC filings,” said Clarivate Executive Chair and Chief Executive Officer Jerre Stead. “With the recent acquisition of ProQuest completed and the January launch of our One Clarivate customer centric strategy, we are well-positioned to deliver growth in 2022.”
Clarivate expects to report its financial results for the fourth quarter and full year 2021 in early March.
Jonathan Collins, Executive Vice President and Chief Financial Officer, said: “We now expect 2021 full year revenues to be well above the standalone Clarivate outlook as a result of the ProQuest acquisition. Excluding the impact of the business combination, adjusted revenue for the same period will likely be at the low end of the guidance range, which would represent a full year organic constant currency growth rate of about 4.5%, primarily due to inflationary pressures and the ongoing impact of the pandemic, which negatively impacted customer spending and our transactional revenues. Net income for the full year of 2021 will be significantly below guidance due to the impact of the restatements we filed today. Adjusted EBITDA for the full year 2021, which was not affected by the restatements, will likely be near the low end of the guidance range including the impact of the ProQuest business combination.”
Collins continued: “The revised full year guidance we are providing today for 2022, which is underpinned by an expected full year organic constant currency growth rate of approximately 6.5%, continues our trajectory towards the mid-term financial targets we outlined at our Investor Day in November.”
The Company will post a video recording at 7:30 AM ET of Jerre Stead and Jonathan Collins discussing the restatements, the financial outlook and other recent events, which can be accessed on the Clarivate Investor Relations website Video Library section at https://ir.clarivate.com/video-library/.

	2022 Updated Outlook	2022 Prior Outlook
Revenues	$2.8B to $2.88B	$2.875B to $2.935B
Adjusted EBITDA	$1.16B to $1.22B	$1.21B to $1.26B
Adjusted EBITDA margin	41% to 42%	42% to 43%
Adjusted Diluted EPS(1)	$0.85 to $0.95	$0.90 to $0.96
Adjusted Free Cash Flow	$675M to $725M	$700M to $750M
(1) Adjusted Diluted EPS is calculated based on approximately 741.7 million, fully diluted weighted average shares outstanding.

Use of Non-GAAP Financial Measures

Non-GAAP results are not presentations made in accordance with U.S. generally accepted accounting principles ("GAAP") and are presented only as a supplement to our financial statements based on GAAP. Non-GAAP financial information is provided to enhance the reader’s understanding of our financial performance, but none of these non-GAAP financial measures are recognized terms under GAAP. They are not measures of financial condition or liquidity, and should not be considered as an alternative to profit or loss for the period determined in accordance with GAAP or operating cash flows determined in accordance with GAAP. As a result, you should not consider such measures in isolation from, or as a substitute for, financial measures or results of operations calculated or determined in accordance with GAAP.

We use non-GAAP measures in our operational and financial decision-making. We believe that such measures allow us to focus on what we deem to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations and we also believe that investors may find these non-GAAP financial measures useful for the same reasons. Non-GAAP measures are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies comparable to us, many of which present non-GAAP measures when reporting their results. These measures can be useful in evaluating our performance against our peer companies because we believe the measures provide users with valuable insight into key components of GAAP financial disclosures. However, non-GAAP measures have limitations as analytical tools and because not all companies use identical calculations, our presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.

Definitions and reconciliations of non-GAAP measures, such as Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Diluted EPS and Adjusted Free Cash Flow to the most directly comparable GAAP measures are provided within the schedules attached to this release. Our presentation of non-GAAP measures should not be construed as an inference that our future results will be unaffected by any of the adjusted items, or that any projections and estimates will be realized in their entirety or at all.

Forward-Looking Statements

This communication contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management’s current views concerning future business, events, trends, contingencies, financial performance, or financial condition, appear at various places in this communication and may use words like “aim,” “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “goal,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “see,” “seek,” “should,” “strategy,” “strive,” “target,” “will,” and “would” and similar expressions, and variations or negatives of these words. Examples of forward-looking statements include, among others, statements we make regarding: guidance outlook and predictions relating to expected operating results, such as revenue growth and earnings; our expectations around our outlook and the integration of ProQuest; strategic actions such as acquisitions, joint ventures, and dispositions, including the anticipated benefits therefrom, and our success in integrating acquired businesses; anticipated levels of capital expenditures in future periods; our ability to successfully realize cost savings initiatives and transition services expenses; our belief that we have sufficiently liquidity to fund our ongoing business operations; expectations of the effect on our financial condition of claims, litigation, environmental costs, the COVID-19 pandemic and governmental responses thereto, contingent liabilities, and governmental and regulatory investigations and proceedings; and our strategy for customer retention, growth, product development, market position, financial results, and reserves. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on management’s current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are difficult to predict and many of which are outside of our control. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include those factors discussed under the caption “Risk Factors” in our 2020 annual report on Form 10-K/A, along with our other filings with the U.S. Securities and Exchange Commission (“SEC”). However, those factors should not be considered to be a complete statement of all potential risks and uncertainties. Additional risks and uncertainties not known to us or that we currently deem immaterial may also impair our business operations. Forward-looking statements are based only on information currently available to our management and speak only as of the date of this communication. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. Please consult our public filings with the SEC or on our website at www.clarivate.com.

About Clarivate

Clarivate™ is a global leader in providing solutions to accelerate the lifecycle of innovation. Our bold mission is to help customers solve some of the world’s most complex problems by providing actionable information and insights that reduce the time from new ideas to life-changing inventions in the areas of science and intellectual property. We help customers discover, protect and commercialize their inventions using our trusted subscription and technology-based solutions coupled with deep domain expertise. For more information, please visit clarivate.com.

Media Contact
Tabita Seagrave, Vice President of Corporate Communications, Clarivate
tabita.seagrave@clarivate.com
+44 (0) 7919 175966

Investor Relations Contact
Mark Donohue, Head of Investor Relations
mark.donohue@clarivate.com
(215) 243-2202

Reconciliation of Certain Non-GAAP Measures (totals may not foot due to rounding)

The following table presents our estimated calculation of Adjusted Revenues for 2021 and reconciles this measure to our Revenues, net for the same period:

			Variance Increase/(Decrease)		Percentage of Factors Increase/(Decrease)
	Year Ended December 31,		Total Variance (Dollars)	Total Variance (Percentage)	Acquisitions	Disposals	FX Impact	Organic
(in thousands, except percentages)	2021 Estimated(3)	2020 Actual
Revenues, net (1)	$1,876.0	$1,254.0	$623.0	49.7%	47.1%	(3.9) %	1.3%	5.2%
Deferred revenues adjustment (2)	4.0	23.1	(19.1)	(82.9)%	(48.8)%	— %	—%	(34.1)%
Adjusted revenues, net (1)	$1,880.0	$1,277.1	$603.9	47.3%	45.4%	(3.9) %	1.3%	4.5%
(1) 2021 Estimated includes one month of revenues for the December 1, 2021 acquisition of ProQuest.
(2) Reflects the deferred revenues adjustment made as a result of purchase accounting.
(3) Unaudited.

The following table presents our calculation of Revenues, at the mid-point, for the 2022 updated outlook including acquisitive, disposals, FX impact and organic growth:

			Variance Increase/(Decrease)		Percentage of Factors Increase/(Decrease)
	Year Ended December 31,		Total Variance (Dollars)	Total Variance (Percentage)	Acquisitions	Disposals	FX Impact	Organic
(in thousands, except percentages)	2022 Outlook mid-point	2021 Estimated(2)
Revenues, net (1)	$2,840.0	$1,880.0	$960.0	51.1%	46.0%	—%	(1.4)%	6.5%

(1) 2021 Estimated includes one month of revenue for the December 1, 2021 acquisition of ProQuest.
(2) Unaudited.

The following table presents our calculation of Adjusted EBITDA for the 2022 updated outlook and reconciles this measure to our Net loss for the same period:

	Year Ending December 31, 2022 (Forecasted)
(in millions)	Low	High
Net loss attributable to ordinary shares	$(166.2)	$(106.2)
Dividends on preferred shares(1)	75.5	75.5
Net loss	$(90.7)	$(30.7)
Provision for income taxes	60.1	60.1
Depreciation and amortization	560.1	560.1
Amortization of ProQuest acquired intangibles	180.6	180.6
Interest expense and amortization of debt discount, net	242.5	242.5
Deferred revenue adjustment(2)	0.7	0.7
Restructuring and impairment(3)	88.4	88.4
Share-based compensation expense(4)	118.3	118.3
Adjusted EBITDA	$1,160.0	$1,220.0
Adjusted EBITDA Margin	41%	42%

(1)Dividends on our mandatory convertible preferred shares (“MCPS”) are payable quarterly at an annual rate of 5.25% of the liquidation preference of $100 per share. For the purposes of calculating net loss attributable to Clarivate, we have excluded the accrued and anticipated MCPS stock dividends.

(2)Reflects the deferred revenues adjustment made as a result of acquisition accounting associated with businesses that were acquired prior to January 1, 2021.

(3)Reflects restructuring costs primarily associated with the ProQuest acquisition which will be incurred in 2022.

(4)Includes CPA Global equity plan compensation expense.

The following table presents our calculation of Adjusted Diluted EPS for the 2022 updated outlook and reconciles these measures to our Net loss per share for the same period:

	Year Ending December 31, 2022 (Forecasted)
	Low	High
	Per Share	Per Share
Net loss attributable to ordinary shares	$(0.22)	$(0.14)
Dividends on preferred shares(1)	0.10	0.10
Net loss	$(0.12)	$(0.04)
Restructuring and impairment(2)	0.12	0.12
Share-based compensation expense(4)	0.16	0.16
Amortization related to acquired intangible assets	0.80	0.80
Income tax impact of related adjustments	(0.10)	(0.10)
Adjusted Diluted EPS	$0.85	$0.95
Weighted average ordinary shares (Diluted)(3)	741,709,816

(1)Dividends on our mandatory convertible preferred shares (“MCPS”) are payable quarterly at an annual rate of 5.25% of the liquidation preference of $100 per share. For the purposes of calculating net loss attributable to Clarivate, we have excluded the accrued and anticipated MCPS stock dividends.

(2)Reflects restructuring costs primarily associated with the ProQuest acquisition which will be incurred in 2022.

(3)For the purposes of calculating adjusted earnings per share, the Company has excluded the accrued and anticipated MCPS stock dividends and assumed the “if-converted” method of share dilution.

(4)Includes CPA Global equity plan compensation expense.

The following table presents our calculation of Free Cash Flow and Adjusted Free Cash Flow for the 2022 updated outlook and reconciles these measures to our Net cash provided by operating activities for the same period:

	Year Ending December 31, 2022 (Forecasted)
(in millions)	Low	High
Net cash provided by operating activities	$616.5	$666.5
Capital expenditures	(195.0)	(195.0)
Free Cash Flow	421.5	471.5
Cash paid for restructuring costs(1)	87.5	87.5
Cash paid for CPA Global equity plan(2)	166.0	166.0
Adjusted Free Cash Flow	$675.0	$725.0

(1)Reflects cash payments for costs primarily related to restructuring associated with the ProQuest acquisition in 2022.

(2)Includes cash funded by a trust related to CPA Global equity plan payout upon vesting.